UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022 (December 28, 2021)

TRICCAR INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30746	84-4250492
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

220 Travis Street, Suite 501
Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(318) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	TCCR	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

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ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 28, 2021 (“Closing Date”) Triccar Inc. (“Company”) entered into an Agreement and Plan of Share Exchange dated as of such date (the “Correlate Exchange Agreement”) with Correlate Inc., a Delaware corporation (“Correlate”) and all of the shareholders if Correlate (the “Correlate Shareholders”). Pursuant to the Exchange Agreement, we acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Correlate (“Correlate Shares”) from the Correlate Shareholders pursuant to which Correlate became a wholly owned subsidiary of the Company (“Correlate Acquisition”). In accordance with the terms of the Correlate Exchange Agreement, and in connection with the completion of the Correlate Acquisition, on the Closing Date we issued 6,300,000 shares of our Class A Common Stock to the Correlate Shareholders (“Correlate Purchase Price”).

In connection with the Correlate Acquisition, Matthew Flemming resigned as our CEO and President, but remains the Chairman of our board of directors, and Todd Michaels was appointed to serve as the President and Chief Executive Officer of the Company. The Company entered into a three-year employment agreement with Mr. Michaels on the Closing Date, a copy of which is attached hereto as exhibit 10.31.

All of the Company’s shares of Class A Common Stock issued to the Correlate Shareholders in connection with the Correlate Acquisition are restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

Immediately after the completion of the Correlate Acquisition, the Company entered into an Agreement and Plan of Share Exchange dated December 28, 2021 (the “Loyal Exchange Agreement”) with Loyal Enterprises LLC, a Tennessee limited liability company (“Loyal”) and all of the members of Loyal (the “Loyal Members”). Pursuant to the Exchange Agreement, we acquired one hundred percent (100%) of the issued and outstanding membership interests of Loyal (“Loyal Interests”) from the Loyal Members pursuant to which Loyal became a wholly owned subsidiary of the Company (“Loyal Acquisition”). In accordance with the terms of the Loyal Exchange Agreement, and in connection with the completion of the Loyal Acquisition, on the Closing Date we issued 2,200,000 shares of our Class A Common Stock to the Loyal Members (“Loyal Purchase Price”).

The summary of each of the Correlate Exchange Agreement and the Loyal Exchange Agreement set forth above do not purport to be a complete statement of the terms of such documents. The summary is qualified in its entirety by reference to the full text of the document, copies of which are being filed with this Current Report on Form 8-K as Exhibits 2.1 and 2.2, and is incorporated herein by reference.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES

In connection with each of the Correlate Exchange Agreement and the Loyal Exchange Agreement, the Company issued an aggregate of 8,500,000 shares of its Class A Common Stock to the Correlate Shareholders and the Loyal Members in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

In December 2021, the Company issued 3,970,000 shares of its Class A Common Stock to certain of its employees, service providers, board members and consultants in private transactions in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

In December 2021, the Company entered into common stock purchase agreements with accredited investors for the purchase and sale of 2,030,000 shares of the Company’s Class A Common Stock for aggregate proceeds of $507,500. The shares of Class A Common Stock were issued to the investors in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANAGEMENTS OF CERTAIN OFFICERS

On December 28, 2021, each of Bernard O’Donnell and Frank Federer resigned as directors of the Company and Matthew Flemming resigned as the Company’s President, CEO and Acting Chief Financial Officer. Each of Messrs. O’Donnell, Federer and Flemming submitted their resignations in connection with the terms of the Correlate Exchange Agreement. Their resignations were not as a result of any disagreement related to the operations, policies or practices of the Company.

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On December 28, 2021, the board of directors appointed Todd Michaels to serve as the Company’s President and CEO, as well as to serve as a member of the Company’s board of directors. The Company also appointed Bob Powell, Cory Hunt and Jason Loyet to serve as members of the Company’s board of directors.

Mr. Michaels became our President and CEO, and was appointed to serve as a member of our board of our directors, on December 28, 2021. Prior thereto Mr. Michaels served as the CEO of Correlate Inc. since he founded the company in 2016 and which we acquired on December 28, 2021. From February 2014 through August 2015, Mr. Michaels was the Vice President of Product Innovation for SunEdison, at the time a large global renewable energy developer, owner, operator company. From November 2011 through November 2013, Mr. Michaels was the Senior Director of Business Development for NRG Solar, a subsidiary of NRG Energy. NRG Solar is a renewable energy developer, owner, operator company. From November 2006 through November 2011, Mr. Michaels served as Senior Vice President of Development and Marketing for Solar Power Partners Inc. a solar energy developer, owner, operator company . Between 1997 and 2006, Mr. Michaels held various positions and acted as a consultant and independent contractor for several solar technology and telecommunications companies. Mr. Michaels graduated Magna Cum Laude from the Kelly School of Business, Indiana University with a BS in Computer Information Systems in 1997.

Mr. Powell was appointed to serve as a member of our board of directors on December 28, 2021. Since August 2015, Mr. Powell has been the Chief Executive Officer and President of Brightmark Energy, LLC. Brightmark transforms organic waste into renewable natural gas and creates innovative approaches to the plastics renewal process through science-first strategies and powerful partnerships in the United States and internationally. Mr. Powell has over twenty-seven years of energy industry experience. He has expertise in a variety of sectors within the energy industry including renewable entrepreneurial ventures, fossil-fuel and cogeneration technologies, as well as efficiency measures. His experiences include being the CEO of a solar developer, CFO of Pacific Gas and Electric Company, the North America President of the largest worldwide renewable energy company, an innovator in financing energy projects, and a Partner in Andersen and PwC’s energy consulting practices. Mr. Powell received a Master’s in Business Administration and a Bachelor of Science in Electrical Engineering, both from the Georgia Institute of Technology.

Mr. Hunt was appointed to serve as a member of our board of directors on December 28, 2021. Mr. Hunt has been the President and Co-Founder of P&C Ventures Inc. since February 2021. With an international focus on its investments, in addition to capital investment, P&C Ventures provides its portfolio investments with additional support to help their businesses grow. Prior thereto, from 2018 to June 2021, Mr. Hunt was the VP Corporate Development of SiteDocs Inc., a Software as a service company focused on the construction industry, which was recently acquired by K1 Investments.  From 2015 through 2018, Mr. Hunt was the CEO of Infinity Property Care, a paving contracting company located in Alberta, Canada. From 2011 through 2018, Mr. Hunt was a private investor focused on investments in both public and private companies through Hunt Group Investments, of which Mr. Hunt was the founder and sole owner.

Mr. Loyet was appointed to serve as member of our board of directors on December 28, 2021. On December 28, 2021, Mr. Loyet was appointed to serve as the Director of Commercial Solar of Correlate Inc., our wholly-owned subsidiary. From January 2013 to December 2021, Mr. Loyet was the Founder and Managing Director of Loyal Enterprises LLC (D.B.A. Solar Site Design), the Company’s wholly-owned subsidiary. Loyal Enterprises is a U.S. Department of Energy SunShot Catalyst award winner for its work building the Solar Site Design technology platform. Before joining the solar energy industry in 2005, Mr. Loyet founded and sold two software companies in the streaming media (GlobalStreams) and newspaper publishing (MyCapture) industries. Mr.Loyet currently serves as a member of the board of directors for the Tennessee Solar Energy Industry Association (TenneSEIA).

ITEM 7.01          REGULATION FD DISCLOSURE

Triccar Inc. issued a press release on December 29, 2021, pursuant to which it disclosed its entry into a definitive agreement to acquire all of the shares of Correlate and the membership interests of Loyal. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. Triccar Inc. intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information. Triccar Inc. intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(c)	Not Applicable.

(d)	Exhibit 2.1 Agreement and Plan of Share Exchange dated December 28, 2021 by and between Triccar Inc., Correlate Inc. and the Correlate shareholders

Exhibit 2.2 Agreement and Plan of Share Exchange dated December 28, 2021 by and between Triccar Inc., Loyal Enterprises LLC and the Loyal Members

Exhibit 10.31 Employment agreement between the company and Todd Michaels dated December 28, 2021

Exhibit 99.1 Press release dated December 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2022	TRICCAR Inc.

	By:	/s/ Todd Michaels
	Name:	Todd Michaels
	Title:	Chief Executive Officer and President